Exhibit 99.1

For Immediate Release

Investor Contact Information:

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Redeems Certain Trust Preferred Securities

DEFIANCE, Ohio, Sept. 8, 2014 -- SB Financial Group, Inc. (NASDAQ: SBFG), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today announced the early redemption of $10.3 million in fixed-rate Trust Preferred Securities (TRUPs) effective as of September 7, 2014. These TRUPs, which carry a fixed interest rate of 10.6%, were scheduled to mature on September 7, 2030. As part of the redemption, the Company will incur a prepayment penalty of approximately $400,000, or $0.05 per diluted share, in the 2014 third quarter.

“The early redemption of these securities is a significant step towards achieving our strategic goal of becoming a top-quartile financial services company,” said Mark Klein, President and Chief Executive Officer of SB Financial Group. “Our net interest margin will improve by replacing this high-interest regulatory capital instrument with funding that is substantially more cost-effective. We will recapture the entire prepayment penalty within two quarters as a result of the reduced interest expense, and then realize subsequent interest savings.”

To effect the redemption of the TRUPs, the Company used cash and a term loan from a correspondent bank with a variable rate tied to the 90-day LIBOR rate. The Company has one remaining variable-rate TRUPs issuance outstanding, issued by Rurban Statutory Trust II (“RST II”) in September 2005, with an outstanding aggregate principal amount of $10.3 million, maturing September 15, 2035.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial Group, Inc. is a diversified financial services holding company with two wholly-owned operating subsidiaries: State Bank and RDSI Banking Systems (RDSI). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, mortgage banking and commercial and agricultural lending, operating through 17 banking centers in seven northwestern Ohio counties and one center in Fort Wayne, Indiana, as well as three loan production offices located in Columbus, Ohio, and Angola, Indiana. RDSI provides item processing services to community banks located primarily in the Midwest. On April 18, 2013, Rurban Financial Corp. changed its name to SB Financial Group, Inc. SB Financial Group, Inc.’s common stock is listed on the NASDAQ Global Market under the symbol SBFG.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which SB Financial Group and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Additional factors that could cause results to differ from those described above can be found in the Company’s Annual Report on Form 10-K and documents subsequently filed by SB Financial Group with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial Group or any person acting on its behalf are qualified by these cautionary statements.

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